TIFF INVESTMENT PROGRAM, INC.

                   Special Meeting of Members
                         August 23, 2001

     The first order of business, as set forth in Proposal 1 of the Notice, was to approve a proposal to elect David A. Salem, Sheryl L. Johns, Fred B. Renwick, Harry Hoffman, and William McLean as Directors of TIP. The proposal was ratified as follows:

      David A. Salem

       576,557,440 votes or 64.5% in favor, with  10,527,588
       votes or 1.2% against; and 0 votes or 0% abstaining.

       Sheryl L. Johns

       576,557,440 votes or 64.5% in favor, with  10,527,588
       votes or 1.2% against; and 0 votes or 0% abstaining.

       Fred B. Renwick

       576,557,440 votes or 64.5% in favor, with  10,527,588
       votes or 1.2% against; and 0 votes or 0% abstaining.

       Harry Hoffman

       576,557,440 votes or 64.5% in favor, with  10,527,588
       votes or 1.2% against; and 0 votes or 0% abstaining.

       William McLean

       576,557,440 votes or 64.5% in favor, with  10,527,588
       votes or 1.2% against; and 0 votes or 0% abstaining.


     The next order of business was for the members of the Multi-
Asset  Fund  only.   As set forth in Proposal 2  of  the  Notice,
members were being asked to approve a proposal to change the classification of the Multi-Asset Fund from "diversified" to "non-diversified". The proposal was ratified as follows:

       118,272,542 votes or 57.3% in favor, with  28,029,848
       votes or 13.6% against; and 0 votes or 0% abstaining.

     The next order of business, as set forth in Proposal 3A of the Notice, was to approve a proposal to amend the fundamental investment restriction for TIP's funds with respect to issuing senior securities. The proposal was ratified as follows:

       555,210,903 votes or 62.1% in favor, with  28,979,232
       votes  or 3.2% against; and 2,894,893 votes  or  0.3%
       abstaining.

     The next order of business, as set forth in Proposal 3B of the Notice, was to approve a proposal to amend the fundamental investment restriction for TIP's funds with respect to borrowing money. The proposal was ratified as follows:

       546,250,884 votes or 61.1% in favor, with  39,506,821
       votes  or 4.4% against; and 1,327,324 votes  or  0.1%
       abstaining.

     The next order of business, as set forth in Proposal 3C of the Notice, was to approve a proposal to amend the fundamental investment restriction for TIP's funds with respect to underwriting securities. The proposal was ratified as follows:


       552,253,803 votes or 61.7% in favor, with  18,881,956
       votes  or 2.1% against; and 15,959,269 votes or  1.8%
       abstaining.

     The next order of business, as set forth in Proposal 3D of the Notice, was to approve a proposal to amend the fundamental investment restriction for TIP's funds with respect to industry concentration. The proposal was ratified as follows:

       550,175,084 votes or 61.5% in favor, with  36,898,133
       votes or 4.1% against; and 11,811 votes or less than 0.1% abstaining.

     The next order of business, as set forth in Proposal 3E of the Notice, was to approve a proposal to amend the fundamental investment restriction for TIP's funds with respect to investing in real estate. The proposal was ratified as follows:

       568,191,261 votes or 63.5% in favor, with  18,881,956
       votes or 2.1% against; and 11,811 votes or less than 0.1% abstaining.

     The next order of business, as set forth in Proposal 3F of the Notice, was to approve a proposal to amend the fundamental investment restriction for TIP's funds with respect to investing in commodities. The proposal was ratified as follows:

       534,257,626 votes or 59.7% in favor, with  36,898,133
       votes  or 4.1% against; and 15,949,269 votes or  1.8%
       abstaining.

     The next order of business, as set forth in Proposal 3G of the Notice, was to approve a proposal to amend the fundamental investment restriction for TIP's funds with respect to loans. The proposal was ratified as follows:

       564,828,776 votes or 63.2% in favor, with  20,928,928
       votes  or 2.3% against; and 1,327,324 votes  or  0.1%
       abstaining.






     The next order of business, as set forth in Proposal 3H of the Notice, was to approve a proposal to eliminate the fundamental investment restriction for TIP's funds with respect to investing in interests in oil, gas, or other mineral exploration or development programs or mineral leases. The proposal was ratified as follows:

       549,448,034 votes or 61.4% in favor, with  18,881,956
       votes  or 2.1% against; and 18,755,039 votes or  2.1%
       abstaining.

     The next order of business was for members of the Multi-Asset Fund, International Equity Fund, Emerging Markets Fund, and US Equity Fund only. As set forth in Proposal 3I of the Notice, members of each of these funds were being asked to approve a proposal to change the investment objective of the respective fund. The proposal was ratified as follows:

       For the Multi-Asset Fund: 127,683,166 votes or 61.8% in favor, with 2,115,642 votes or 1.0% against; and 16,503,583 votes or 8.0% abstaining.

       For the International Equity Fund: 111,225,410 votes or 75.9% in favor, with 0 votes or 0% against; and 0 votes or 0% abstaining.

       For  the Emerging Markets Fund: 29,088,940 votes  or
       76.1%  in favor, with 0 votes or 0% against;  and  0
       votes or 0% abstaining.

       For  the US Equity Fund: 127,210,333 votes or  57.5%
       in favor, with 745,656 votes or 0.3% against; and  0
       votes or 0% abstaining.